UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 17, 2018

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300 DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01.                                        Changes in Control of Registrant.

On July 18, 2018, the transactions (collectively, the “Transactions”) contemplated by the previously disclosed Purchase Agreement, dated June 5, 2018, by and among Devon Gas Services, L.P. (“DGS”) and Southwestern Gas Pipeline, L.L.C. (“SGP” and, together with DGS, the “Sellers”), each of which is a subsidiary of Devon Energy Corporation, EnLink Midstream Manager, LLC, acting solely in its individual capacity and not in its capacity as managing member of EnLink Midstream, LLC (“ENLC”), and GIP III Stetson I, L.P. (“GIP Stetson I”) and GIP III Stetson II, L.P. (“GIP Stetson II” and, together with GIP Stetson I, the “Purchasers”), each of which is an affiliate of Global Infrastructure Partners (“GIP”), were consummated (the “Closing”).  Pursuant to the Purchase Agreement, (i) GIP Stetson I acquired all of the equity interests held by DGS and SGP in EnLink Midstream Partners, LP (the “Partnership” and, together with ENLC, “EnLink”) and all of the equity interests held by DGS in EnLink Midstream Manager, LLC, the managing member of ENLC (the “Manager”), and (ii) GIP Stetson II acquired all of the equity interests held by DGS in ENLC, in each case, in exchange for aggregate consideration of $3,125,000,000 in cash, which was paid to the Sellers.  The Purchasers funded $1,000,000,000 of the consideration through borrowings under a new senior secured credit facility, with the remainder funded through a capital contribution from limited partners of GIP investment funds.

As a result of the Transactions, GIP Stetson I acquired control of the Manager and ENLC, and, as a result of ENLC’s indirect ownership of EnLink Midstream GP, LLC, the general partner of the Partnership (the “General Partner” and, together with the Manager, the “EnLink Companies”), GIP Stetson I has the ability to control the Partnership’s management and operations.  Upon the Closing, (i) GIP Stetson I owns 100% of the outstanding limited liability company interests in the Manager and approximately 23% of the outstanding limited partner interests in the Partnership, and (ii) GIP Stetson II owns approximately 64% of the outstanding limited liability company interests in ENLC.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations and Appointments

In connection with the Closing, on July 18, 2018, David A. Hager, Kevin D. Lafferty, R. Alan Marcum, Mary P. Ricciardello, Jeffrey L. Ritenour, and Lyndon C. Taylor each tendered his or her resignation from the Board of Directors of the Manager (the “Manager Board”) and the Board of Directors of the General Partner (the “GP Board”), and Tony D. Vaughn tendered his resignation from the GP Board.  In addition, Ms. Ricciardello resigned from the Audit Committee (the “Audit Committee”) of each of the Manager Board and the GP Board, and Mr. Hager resigned from the Governance and Compensation Committee of the Manager Board (the “Manager Compensation Committee”) and the Compensation Committee of the GP Board (the “GP Compensation Committee”), in each case, effective as of the Closing.  The foregoing resignations did not result from a disagreement with the Manager or the General Partner, as applicable.  Barry E. Davis, Leldon E. Echols, Rolf A. Gafvert, Michael J. Garberding, and

James C. Crain, will continue to serve on the Manager Board, and Barry E. Davis, Leldon E. Echols, Michael J. Garberding, Scott A. Griffiths, Christopher Ortega, and Kyle D. Vann will continue to serve on the GP Board (collectively, the “Continuing Directors”).

Additionally, on July 18, 2018, in its capacity as the sole member of the Manager and pursuant to the Amended and Restated Manager Agreement (as defined below), GIP Stetson I decreased the size of the Manager Board from eleven members to eight members and appointed each of the following additional individuals to the Manager Board (the “New Directors”):

William J. Brilliant

Matthew C. Harris

William A. Woodburn

Also on July 18, 2018, in its capacity as the sole member of the General Partner and pursuant to the Amended and Restated GP Agreement (as defined below), EnLink Midstream, Inc. (“EMI”) decreased the size of the GP Board from thirteen members to nine members and appointed each of the New Directors to the GP Board.

In addition, each of the Manager Board and the GP Board appointed (i) Mr. Griffiths to serve on its Audit Committee, in each case, in the vacancy left by the resignation of Ms. Ricciardello and (ii) Mr. Brilliant to serve on the Manager Compensation Committee and the GP Compensation Committee, respectively, in each case, in the vacancy left by the resignation of Mr. Hager.

Biographical information for each of the New Directors is set forth below:

William J. Brilliant, 42, joined GIP in 2007 and was a Principal before being elected a Partner in 2015.  He is a leader of GIP’s North American energy investment business.  He led GIP’s investment in EnLink and is responsible for the origination, execution, management, and realization of investments.  Mr. Brilliant is a member of GIP’s Investment and Operating Committees and has been a member of GIP’s investment team since 2007.  Prior to joining GIP, he was an investment banker at Lehman Brothers.  Mr. Brilliant currently serves on the Boards of Directors of Hess Midstream Partners GP LLC and Hess Infrastructure Partners.  He previously served as a director of the general partner of Access Midstream Partners L.P. from June 2012 through July 2014.  Mr. Brilliant holds a B.A. from the University of California at Los Angeles and an M.B.A. from the Wharton School of the University of Pennsylvania.  He was selected to serve as a director due to, among other factors, his energy industry background, particularly his expertise in mergers and acquisitions.

Matthew C. Harris, 57, is a Founding Partner of GIP and leads GIP’s global energy industry investment team, including crude oil and refined product, natural gas, electricity, LNG, metals and mining, and petrochemicals.  He is a member of GIP’s Investment, Operating, and Portfolio Valuation Committees.  Mr. Harris has been intimately involved in GIP’s investment, management, and strategic activities since its formation in 2006.  He is a member of the Board of Directors of Hess Infrastructure Partners.  Prior to the formation of GIP in 2006, Mr. Harris was a Managing Director in the Investment Banking Division of Credit Suisse and Co-Head of the

Global Energy Group and Head of the EMEA Emerging Markets Group.  Prior to his tenure at Credit Suisse, he was a senior member of the Mergers and Acquisitions Group at Kidder Peabody & Co. Incorporated.  Mr. Harris previously served as a director of the general partner of Access Midstream Partners L.P. from January 2010 through December 2013.  He holds a B.A. (cum laude) from the University of California at Los Angeles.  Mr. Harris was selected to serve as a director due to, among other factors, his investment and strategic experience, his leadership skills, and his experience in mergers and acquisitions.

William A. Woodburn, 67, is a Founding Partner of GIP and currently oversees GIP’s Operating Team.  He is a member of GIP’s Investment, Operating, and Portfolio Valuation Committees and serves as chairman of its Portfolio Committee.  Mr. Woodburn is a director of the following GIP portfolio companies: Gatwick Airport Limited, Competitive Power Ventures, Hess Midstream Partners and Naturgy SDG, S.A. (formerly Gas Natural SDG, S.A).  Prior to the formation of GIP in 2006, he was the President and Chief Executive Officer of GE Infrastructure.  From 2000 to 2001, Mr. Woodburn served as Executive Vice President and member of the Office of Chief Executive Officer at GE Capital and served as a member of the board of GE Capital.  From 1984 to 2000, he held several senior roles at GE, including President and Chief Executive Officer of GE Specialty Materials and Vice President of GE Lighting.  Prior to joining GE, Mr. Woodburn was an engagement manager at McKinsey & Company for four years, focusing on the energy and transportation industries, and he held process engineering and marketing positions at Union Carbide’s Linde Division for five years.  Mr. Woodburn previously served as a director of the general partner of Access Midstream Partners L.P. from January 2010 through July 2014.  He currently serves on the board of directors of Hess Midstream Partners GP LLC.  Mr. Woodburn holds M.S. and B.S. degrees in Engineering from Northwestern University and the U.S. Merchant Marine Academy, respectively.  He was selected to serve as a director due to, among other factors, his experience in the energy industry and his leadership skills.

The New Directors, as officers of GIP, will not receive any separate compensation for their respective service as directors.

Indemnification Agreements

Each of ENLC and the Partnership has a practice of entering into indemnification agreements with the EnLink Companies’ respective directors and executive officers.  Effective July 18, 2018, each of ENLC and the Partnership entered into (i) new indemnification agreements with each of the New Directors and (ii) amended and restated indemnification agreements (collectively, the “Indemnification Agreements”) with the Continuing Directors and the executive officers of the EnLink Companies.  Both of ENLC and the Partnership are parties to the Indemnification Agreements with the executive officers and the directors who serve on both the Manager Board and the GP Board.  Under the terms of the Indemnification Agreements, EnLink agrees to indemnify and hold each director and executive officer (collectively, the “Indemnitees”) harmless from and against any and all losses, claims, damages, liabilities, judgments, fines, taxes (including ERISA excise taxes), penalties (whether civil, criminal, or other), interest, assessments, amounts paid or payable in settlements, or other amounts and any and all “expenses” (as defined in the Indemnification Agreements) arising from any and all threatened, pending, or completed claims, demands, actions, suits, proceedings, or alternative dispute mechanisms, whether civil, criminal, administrative, arbitrative, investigative, or otherwise, whether made pursuant to federal, state, or local law, whether formal or informal, and including appeals, in each case, which the Indemnitee may be involved, or is threatened to be involved, as a party, a witness, or otherwise, including any inquiries, hearings, or investigations that the Indemnitee determines might lead to the institution of any proceeding, related to the fact that Indemnitee is or was a director, manager, or officer of ENLC, the Manager, the Partnership, or the General Partner, each as applicable, or is or was serving at the request of the ENLC, the Manager, the Partnership, or the General Partner, each as applicable, as a manager, managing member, general partner, director, officer, fiduciary, trustee, or agent of any other entity, organization, or person of any nature.  EnLink has also agreed to advance the expenses of an Indemnitee relating to the foregoing.  To the extent that a change in the laws of the State of Delaware permits greater indemnification under any statute, agreement, organizational document, or governing document than would be afforded under the Indemnification Agreements as of the date of the Indemnification Agreements, the Indemnitee shall enjoy the greater benefits so afforded by such change.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Indemnification Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Waived Vesting of Equity Awards

On July 17, 2018, ENLC and the General Partner entered into letter agreements (the “Waiver Agreements”) with certain officers of the EnLink Companies pursuant to which such officers agreed to waive their right to accelerated vesting due to the Closing with respect to all of their currently unvested performance equity awards (the “Waiver Awards”), which were granted to such officers under the EnLink Midstream, LLC 2014 Long-Term Incentive Plan (the “ENLC LTIP”) and the EnLink Midstream GP, LLC Long-Term Incentive Plan (As Amended and Restated in 2016) (the “GP LTIP”).  Without such Waiver Agreements, the restricted incentive units subject to the Waiver Awards would have vested and the performance period would have terminated upon the consummation of the change in control described under Item 5.01 of this Current Report.  Each person with unvested performance equity awards had the opportunity to enter into a Waiver Agreement with ENLC and the General Partner.  Among other officers, Barry E. Davis and Michael J. Garberding, each of whom is a named executive officer, chose to enter into Waiver Agreements, which are described below.

The Waiver Agreement with Mr. Davis provides that (i) each of his Waiver Awards was amended, effective immediately prior to the Closing, to provide that such awards did not vest due to the Closing, but remain subject to forfeiture and will vest, if at all, in accordance with other existing terms of such Waiver Awards (except as described below), which performance goal and vesting terms of the Waiver Awards are disclosed in each of ENLC’s Annual Report on Form 10-K (the “ENLC 2017 10-K”) and the Partnership’s Annual Report on Form 10-K (the “Partnership 2017 10-K”, and, together with the ENLC 2017 10-K, the “2017 10-Ks”), as applicable, each filed with the Securities and Exchange Commission on February 21, 2018, (ii) Mr. Davis’ Waiver Awards will neither be subject to any forfeiture nor acceleration of vesting as a result of any retirement or termination due to his voluntary resignation with or without good reason (such retirement or termination, a “Self-Termination”) such that his Waiver Awards will remain outstanding and will vest, if at all, in accordance with other existing terms of such Waiver Awards (provided that, in connection with any such Self-Termination, each EnLink Company may condition the treatment in this clause (i) on Mr. Davis agreeing to enter into a consulting arrangement that will apply for the benefit of EnLink during the remainder of the performance period applicable to such awards), (ii) in the event of a qualifying termination (other than an applicable Self-Termination) following the Closing and during the performance period applicable to the Waiver Awards, 100% of the restricted incentive units that are subject to such Waiver Awards will vest, and (iii) at the close of the performance period applicable to such Waiver Award, at least 100% of the restricted incentive units that are subject to his Waiver Awards will vest, assuming a vesting or forfeiture event under the applicable award agreement does not occur prior to the close of such performance period.

The Waiver Agreement with Mr. Garberding provides that (i) each of his Waiver Awards was amended, effective immediately prior to the Closing, to provide that such awards did not vest due to the Closing, but remain subject to forfeiture and will vest, if at all, in accordance with other existing terms of such Waiver Awards (except as described below), which performance goal and vesting terms of the Waiver Awards are disclosed in each of the 2017 10-Ks, (ii) in the event of his qualifying termination following the Closing and during the performance period applicable to such Waiver Award, 100% of the restricted incentive units that are subject to such Waiver Award will vest, and (iii) at the close of the performance period applicable to such Waiver Award, at least 100% of the restricted incentive units that are subject to his Waiver Awards that were granted to Mr. Garberding after September 30, 2016 will vest, assuming a vesting or forfeiture event under the applicable award agreement does not occur prior to the close of such performance period.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 18, 2018, in connection with the Closing, GIP Stetson I entered into the Second Amended and Restated Limited Liability Company Agreement of the Manager (the “Amended and Restated Manager Agreement”) to provide, among other matters, that (i) with respect to any meeting of the Manager Board, the presence of directors having the ability to cast a number of votes equal to, or in excess of, a majority of the total number of votes eligible to be cast by all of the directors then in office shall constitute a quorum for the transaction of business, (ii) the effectiveness of any vote, consent, or other action of the Manager Board will require the presence of a quorum (as described in the foregoing clause (i)) and the affirmative vote of the directors present and having a number of votes equal to, or in excess of, a majority of the total number of votes eligible to be cast by all of the directors then in office, and (iii) GIP Stetson I shall have the right from time to time to modify the number of votes allocated to any director (other than any Independent Director (as defined in the Amended and Restated Manager Agreement)), which allocation may be disproportionate among the directors so long as each director has at least one vote.  Prior to the effectiveness of the Amended and Restated Manager Agreement, the presence of a quorum of the Manager Board and the action of the Manager Board required a majority of the number of applicable directors and each director had one vote.  In connection with the Amended and Restated Manager Agreement, GIP Stetson I allocated two votes to each of the New Directors (none of whom is an Independent Director (as defined in the Amended and Restated Manager Agreement)), with each other director maintaining one vote.

Also on July 18, 2018, in connection with the Closing, EMI entered into the Fourth Amended and Restated Limited Liability Company Agreement of the General Partner (the “Amended and Restated GP Agreement”) to, among other things, modify the quorum and voting provisions thereof with respect to the GP Board in a manner consistent with the modifications to the Amended and Restated Manager Agreement described in the immediately preceding paragraph.  Prior to the effectiveness of the Amended and Restated GP Agreement, the presence of a quorum of the GP Board and the action of the GP Board required a majority of the number of applicable directors and each director had one vote.  In connection with the Amended and Restated GP Agreement, EMI allocated to the New Directors (none of whom is an Independent Director (as defined in the Amended and Restated GP Agreement)) the following number of votes, with each other director maintaining one vote: William J. Brilliant, two votes; Matthew C. Harris, three votes; and William A. Woodburn, two votes.

The foregoing description of the Amended and Restated Manager Agreement and the Amended and Restated GP Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Manager Agreement and the Amended and Restated GP Agreement, respectively, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT NUMBER		DESCRIPTION

3.1	—	Second Amended and Restated Limited Liability Company Agreement of EnLink Midstream Manager, LLC, dated as of July 18, 2018.
3.2	—	Fourth Amended and Restated Limited Liability Company Agreement of EnLink Midstream GP, LLC, dated as of July 18, 2018.
10.1	—	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC,
its Managing Member

Date: July 23, 2018	By:	/s/ Eric D. Batchelder
Eric D. Batchelder
Executive Vice President and
Chief Financial Officer